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                                                                    EXHIBIT 99.1
DELANO  [GRAPHIC]



MAY 30, 2002

FOR IMMEDIATE RELEASE

Contact:  David Lewis                               Susan Burke/Anne Schmitt
          Delano Technology Corporation             divine, inc.
          T:  905.947.2137                          T:  773.394.6746/6827
          E:  dlewis@delanotech.com                 E:  susan.burke@divine.com
                                                        anne.schmitt@divine.com


         DELANO TECHNOLOGY AND DIVINE, INC. SET CLOSING DATE FOR MERGER
                      Transaction to close on July 31, 2002


TORONTO, CANADA--(MAY 30, 2002)--Delano Technology Corporation (NASDAQ: DTEC;
TSE: DLN), and divine, inc. (NASDAQ: DVIN/DVIND) of Chicago, IL today announced that the closing for their previously announced merger is now scheduled to occur on July 31, 2002. The deal remains subject to customary regulatory and court approvals, as well as the approval of Delano shareholders.

"The process of assembling materials required for our proxy circular has taken longer than we had anticipated," said Vikas Kapoor, CEO of Delano. "We expect that most of the pieces will shortly be in place, and we do not anticipate any further delays."

Delano and divine agreed to amend the definitive merger agreement they signed on March 12, 2002 to accommodate the new closing date. The definitive agreement now provides that a non-breaching party can terminate if the closing has not occurred by August 15, 2002. A copy of the amendment will be filed with appropriate regulatory authorities, subject to extension, if necessary, to obtain any required regulatory or court approvals.

"Customer feedback about this merger has been extremely positive, and we have started to see many cross-selling opportunities through our reseller agreement," said Andrew "Flip" Filipowski, Chairman and CEO of


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divine. "The financing announced this morning by divine underscores the strong financial position of the company, and should provide an added impetus to sales. All in all, I remain extremely optimistic about the prospects for our combined company," he concluded.

Also see the divine press release dated May 30, 2002, "divine Secures over $61 Million in New Equity Financing Led by Oak Investment Partners."

ABOUT DELANO TECHNOLOGY CORPORATION

Delano is a software company that provides an enterprise with the lowest-cost way to implement customized email-marketing solutions. Delano's applications enable intelligent, two-way dialogues between an enterprise and its customers. Delano's customers include industry-leading Fortune 500 and Global 2000 enterprises including Compaq, Charles Schwab, Warner Music Group, Nortel Networks, Ericsson, and i2 Technologies. The Company is headquartered in Toronto, Canada, with offices across North America, Europe and Asia Pacific. For additional information, contact Delano Technology Corporation, 302 Town Centre Boulevard, Markham, ON, L3R OE8; www.delanotech.com.

ABOUT DIVINE, INC.

Divine, Inc., (NASDAQ: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in collaboration, interaction, and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.

Divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.

                                       # #

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: failure of the proposed transaction to close due to the failure to obtain shareholder and other necessary approvals; divine's ability to become cash flow positive before it depletes its cash reserves; divine's ability to maintain the NASDAQ National Market listing for its common stock; the risk that Delano's business and other businesses acquired by divine will not be integrated successfully or that divine will incur unanticipated costs of integration; divine's ability to execute its integrated Web-based software services, professional services, and managed services strategy; the


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uncertainty of customer demand for enterprise Web software and services; the combined company's ability to develop new products and services and enhance and support existing products and services; the combined company's ability to maintain Delano's vendor and strategic partner relationships and retain key employees; increasing competition from other providers of software solutions and professional services; fluctuations in the trading price and volume of divine's stock; and other unanticipated events and conditions. For further information about these and other risks and uncertainties please review the disclosure under the captions "Risk Factors" and "Special Note on Forward-Looking Statements" in divine's and Delano's most recent respective Forms 10-K, 10-Q, and 8-K filed with the SEC. Except as required by federal securities laws, neither divine nor Delano undertakes any obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.